UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2004

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

Item 5.02                                                 Departure of Directors or Principal Officers.

Walter J. Culver has announced his plans to retire effective as of January 14, 2005 as Director of Major Programs of SI International, Inc. (the “Company”).  Dr. Culver will continue in his role as a member of the Company’s Board of Directors.

On November 29, 2004, the Company entered into a consulting agreement to be effective, subject to Audit Committee review and approval, as of January 15, 2004 with Dr. Culver for the provision of consulting services to the Company on an as-needed basis as mutually determined between the parties.  Dr. Culver’s compensation shall be determined on a project-by-project basis, provided that work performed on a labor rate basis shall be performed at a rate of $225 per hour.

Item 7.01                                                 Regulation FD Disclosure

On November 23, 2004, The Company issued a press release announcing Dr. Culver’s retirement.  Such press release is incorporated by reference from Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission.

Item 9.01                                                 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number	Exhibit

99.1	Press Release dated November 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:	November 29, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release dated November 23, 2004